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                          ======= Exhibit "A" =======

June 28, 1995

Office of the Chief Accountant
SECPS Letter Files
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Ladies and Gentlemen:

We were previously principal accountants for Church Loans & Investments Trust and, under the date of May 5, 1995, we reported on the financial statements of Church Loans & Investments Trust as of March 31, 1995 and 1994 and for the three year period ended March 31, 1995. On June 14, 1995 our appointment as principal accountants was terminated. We have read Church Loans & Investments Trust statements included under Item 4 of its Form 8-K dated June 14, 1995 and included under Item 4 of its Form 8- K/A dated June 28, 1995, and we agree with such statements, except that we are not in a position to agree or disagree with Church Loans & Investments Trust's statement that the change was approved by the Board of Trust Managers.

                                            Very truly yours,

                                          /s/ KPMG Peat Marwick LLP

                                              Fort Worth, Texas
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